Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 ASR (No. 333-132672) and Form S-8 (Nos. 333-135910, 333-125862, 333-107659, 333-73904, 333-55978, 333-32092 and 333-65923) of Hanover Compressor Company of our report dated February 14, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Houston, Texas
February 27, 2007